Exhibit 99.1



                     FNB United Earns Record First Quarter
                Profits Fueled by Strong Loan and Deposit Growth



    ASHEBORO, N.C.--(BUSINESS WIRE)--April 20, 2007--FNB United Corp. (NASDAQ: FNBN), the holding company for First National Bank and Trust Company and Dover Mortgage Company, today reported that strong loan and deposit growth, both organically and through its acquisitions of United Financial and Integrity Financial Corporation, contributed to a 57% increase in net interest income and a 63% increase in its loan portfolio for the first quarter ended March 31, 2007 compared to the same period the prior year. Net income increased 40% to $3.8 million, or $0.33 per diluted share, in the first quarter of 2007, compared to $2.7 million, or $0.42 per diluted share, in the first quarter of 2006.

    "First quarter profits, per our plan, strongly reflect the initiatives commenced in 2006 to streamline our operations and improve efficiencies," said Michael Miller, President. "We continue to be on track with progress in the integration of our mergers from last year, and we are taking care to do things right in order to foster shareholder value. Numerous efficiency-related projects and growth initiatives are underway and we look forward to seeing the fruits of these labors in the second half of 2007."

    First quarter 2007 Highlights (compared to first quarter 2006)

        --  Net income increased 40% to $3.8 million.

        -- Net interest income before provision for loan losses grew 57% to $15.8 million.

        --  Revenues advanced 53% to $20.8 million.

        --  Total deposits increased 72% to $1.47 billion.

        --  Non-interest-bearing deposits increased 53%.

        --  Loans increased 63% to $1.32 billion.

    Balance Sheet

    "Loan production for the quarter was strong and the major components of the loan portfolio showed significant growth over the prior year's balances," Miller said. "Compared to a year ago, we increased commercial real estate loans 63%, construction loans 69%, commercial business loans 81%, and residential real estate loans 47%. A portion of the production was offset by the payout of a large commercial credit."

    Gross loans increased $519 million, or 63%, to $1.34 billion at March 31, 2007, compared to $821 million a year earlier. "The loans added from United Financial and Integrity have undergone a thorough underwriting by our lenders and credit administrators to make sure they conform to our standards," added Miller.

    Total deposits increased $615 million, or 72%, to $1.47 billion at March 31, 2007, compared to $851 million at the end of March 2006. Non-interest bearing deposits increased 53% at quarter-end compared to a year earlier. Interest-bearing transaction and savings accounts increased 100% during the twelve months ending March 31, 2007, while certificates of deposit increased 63%. "We have seen a shift towards certificates of deposits as interest rates have risen to a level customers find attractive; however, we continue to have significant success in adding lower-cost transaction and savings accounts as well," noted Miller.

    Assets increased 69% to $1.87 billion at March 31, 2007, from $1.11 billion a year earlier. Book value per share improved to $18.54 at March 31, 2007, from $16.27 a year earlier, and tangible book value per share was $8.13 at quarter-end, compared to $11.16 a year earlier.

    Operating Results

    Total revenues (net interest income before the provision for loan losses plus non-interest income) increased 53% to $20.8 million in the first quarter compared to $13.6 million in the like quarter a year ago. The net interest margin was 4.15% for the first quarter, unchanged from the preceding quarter, but down from 4.25% in the first quarter a year ago.

    First quarter net interest income increased 57% to $15.8 million, with interest income rising 80% and interest expense increasing 114%. Non-interest income increased 41% to $4.9 million compared to $3.5 million in the first quarter a year ago. The increase was largely due to the jump in deposit account fees, which were up 45% from the first quarter a year ago.

    For the first quarter of 2007, noninterest expense was $14.6 million, compared to $16.2 million in the preceding quarter and $9.4 million in the first quarter a year ago. "Our noninterest expense was up significantly over last year due to the expanded size of the bank resulting from our acquisitions," said Miller. "We anticipate additional merger-related expenditures during the next few quarters including replacement of signage, office supplies and some remaining systems conversions. In addition, we are near the conclusion of a branding study to determine the advisability of adopting a new bank name this year. Currently, the merged bank operates under its existing four trade names, First National Bank and Trust Company, First Gaston Bank, Catawba Valley Bank and Northwestern Bank, over the near-term. Regardless of what we do, the YES YOU CAN(R) and YES WE CAN(R) trademarks owned by First National will continue to be utilized."

    Provision for loan losses

    In the first quarter of 2007, FNB United added $524,000 to its provision for loan losses compared to $77,000 in the same period of 2006. The allowance for loan losses was $15.8 million, or 1.20% of loans held for investment at March 31, 2007 compared to $9.7 million or 1.21% a year earlier. As of March 31, 2007, nonperforming assets were $15.8 million, or 0.85% of total assets, compared to $14.5 million or .80% of total assets at December 31, 2006 and $10.9 million, or 0.98% of total assets at March 31, 2006.

    Performance Ratios

    Return on average assets and return on average equity were 0.83% and 7.28%, respectively, for the first quarter of 2007 compared to 0.99% and 10.40 % for the first quarter of 2006. Return on tangible assets and equity (calculated by deducting average goodwill and core deposit premiums from average equity and from average assets) were 0.89% and 16.72%, respectively for the first quarter of 2007.

    FNB United Corp. is the central North Carolina-based bank holding company for First National Bank and Trust Company (including its divisions, First Gaston Bank, Catawba Valley Bank and Northwestern
Bank) and Dover Mortgage Company. Opened in 1907, First National (MyYesBank.com) operates 26 community Yes! Banks, five community offices as First Gaston Bank (firstgaston.com), six community offices as Catawba Valley Bank (catawbavalleybank.com) and six community offices as Northwestern Bank of Wilkesboro (nwesternbank.com). Dover Mortgage Company operates nine mortgage production offices. Through its subsidiaries, FNB United offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services.

    This news release contains forward-looking statements, including estimates of future operating results and other forward-looking financial information for FNB United. These estimates constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve various risks and uncertainties. Actual results may differ materially due to such factors as: (1) expected cost savings from the mergers not materializing within the expected time frame; (2) revenues following the mergers not meeting expectations; (3) competitive pressures among financial institutions increasing significantly; (4) costs or difficulties related to the integration of the businesses of FNB United, United Financial and Integrity being greater than anticipated;
(5) general economic conditions being less favorable than anticipated; and (6) changes in accounting principles, policies or guidelines; (7) changes in the securities markets; (8) legislation or regulatory changes adversely affecting the business in which the FNB United will be engaged; and (9) other economic, competitive, governmental, regulatory and technological factors affecting FNB United specifically or the banking industry or economy generally. FNB United does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.




RESULTS OF
 OPERATIONS                Quarters Ended              Percent Change
--------------- ------------------------------------- ----------------
( In thousands   March 31,   December 31, March 31,   December- March-
 except share       2007         2006         2006        06      06
 and per share
 data )
                ------------ ------------ ----------- --------- ------

INTEREST
 INCOME:
  Interest and
   fees on
   loans        $    27,870  $    27,633  $   15,206         1%    83%
  Interest and
   dividends on
   investments
   securities:
    Taxable
     income           1,656        1,269       1,296        30%    28%
    Non-taxable
     income             553          536         460         3%    20%
  Other
   interest
   income               818        1,052         164       -22%   399%
                ------------ ------------ -----------
    Total
     interest
     income          30,897       30,490      17,126         1%    80%
INTEREST
 EXPENSE:
  Deposits           12,798       12,267       5,503         4%   133%
  Borrowed
   funds              2,274        2,347       1,542        -3%    47%
                ------------ ------------ -----------
                     15,072       14,614       7,045         3%   114%
                ------------ ------------ -----------
  Net interest
   income
   before
   provision
   for loan
   losses            15,825       15,876      10,081         0%    57%

PROVISION FOR
 LOAN LOSSES            524          220          77       138%   581%
                ------------ ------------ -----------
  Net interest
   income            15,301       15,656      10,004        -2%    53%

Noninterest
 Income
  Service
   charges on
   deposit
   accounts           2,050        2,386       1,418       -14%    45%
  Mortgage loan
   sales              1,138        1,343         963       -15%    18%
  Cardholder
   and merchant
   services
   income               507          512         369        -1%    37%
  Trust and
   investment
   services             371          481         293       -23%    27%
  Other service
   charges,
   commissions
   and fees             336          244         249        38%    35%
  Bank owned
   life
   insurance            236          597         159       -60%    48%
  Factoring
   operations           122          117           -         4%   n/a
  Other income          182            2          59      9000%   208%
                ------------ ------------ -----------
                      4,942        5,682       3,510       -13%    41%
                ------------ ------------ -----------

  Total other
   operating
   income
   (loss)             4,942        5,682       3,510       -13%    41%

OTHER OPERATING
 EXPENSE:
  Salary and
   employee
   benefits           8,419        7,741       5,270         9%    60%
  Net occupancy
   expense            1,178        1,238         602        -5%    96%
  Furniture and
   equipment
   expense            1,113        1,051         645         6%    73%
  Data
   processing
   services             532          436         593        22%   -10%
  Goodwill
   impairment             -        1,625           -      -100%   n/a
  Other expense       3,338        4,134       2,305       -19%    45%
                ------------ ------------ -----------
  Total other
   operating
   expense           14,580       16,225       9,415       -10%    55%
                ------------ ------------ -----------
  Income (loss)
   before
   provision
   for income
   taxes              5,663        5,113       4,099        11%    38%
PROVISION FOR
 INCOME TAXES         1,910        2,115       1,422       -10%    34%
                ------------ ------------ -----------
NET INCOME      $     3,753  $     2,998  $    2,677        25%    40%
                ============ ============ ===========

Earnings per
 common share
    Basic       $      0.33  $      0.27  $     0.42        24%   -21%
    Diluted     $      0.33  $      0.27  $     0.42        25%   -20%
Cumulative
 dividends
 declared per
 common share   $      0.15  $      0.17  $     0.15       -12%     0%

Weighted
 average shares
 outstanding
    Basic        11,263,325   11,196,885   6,380,077
    Diluted      11,295,221   11,287,752   6,445,107

Shares
 repurchased
 during the
 period                   -            -           -




FINANCIAL
 CONDITION                 Quarters Ended              Percent Change
--------------- ------------------------------------- ----------------
( In thousands   March 31,   December 31, March 31,   December- March-
 except share       2007         2006         2006        06      06
 and per share
 data )
                ------------ ------------ ----------- --------- ------

ASSETS
---------------
Cash and due
 from banks     $    38,905  $    35,225  $   20,751        10%    87%
Interest-
 bearing bank
 balances            10,757       42,929       1,207
Federal funds
 sold                50,130       30,186      17,829
Securities
 available for
 sale               182,552      128,945     114,689        42%    59%
Securities held
 to maturity         42,318       42,870      43,593        -1%    -3%

Loans
 receivable:
    Held for
     sale            26,497       20,862      16,215        27%    63%
    Held for
     portfolio    1,313,168    1,301,840     804,495         1%    63%
    Allowance
     for loan
     losses         (15,757)     (15,926)     (9,713)       -1%    62%
                ------------ ------------ -----------

                  1,323,908    1,306,776     810,997         1%    63%

Property and
 equipment, net      45,780       45,691      25,422         0%    80%
Goodwill and
 other
 intangibles,
 net                110,961      110,956      31,389         0%   254%
Core deposit
 premiums             7,173        7,378       1,285        -3%   458%
Other assets         61,920       66,618      39,353        -7%    57%
                ------------ ------------ -----------

                $ 1,874,404  $ 1,817,574  $1,106,515         3%    69%
                ============ ============ ===========

LIABILITIES
---------------

Deposits:
    Non-
     interest-
     bearing    $   161,909  $   158,856  $  105,823         2%    53%
    Interest-
     bearing
     deposits:
      Demand        174,014      177,434     109,456        -2%    59%
      Money
       market       255,051      235,404      81,209         8%   214%
      Savings        50,938       50,517      48,983         1%     4%
      Time
       deposits     823,800      798,720     505,089         3%    63%
                ------------ ------------ -----------
                  1,465,712    1,420,931     850,560         3%    72%
Retail
 repurchase
 agreements          27,225       23,161      15,642        18%    74%
Federal Home
 Loan Bank
 advances            65,866       65,825      84,676         0%   -22%
Other borrowed
 funds               83,439       78,032      39,559         7%   111%
Other
 liabilities         21,739       21,957      12,143        -1%    79%
                ------------ ------------ -----------
                  1,663,981    1,609,906   1,002,580         3%    66%

STOCKHOLDERS'
 EQUITY
---------------

Common stock         28,371       28,235      15,968         0%    78%
Surplus             112,872      112,213      23,870         1%   373%
Retained
 earnings            70,716       68,662      64,429         3%    10%
Accumulated
 other
 comprehensive
 income(loss)        (1,536)      (1,442)       (332)        7%   363%
                ------------ ------------ -----------

                    210,423      207,668     103,935         1%   102%
                ------------ ------------ -----------

                $ 1,874,404  $ 1,817,574  $1,106,515         3%    69%
                ============ ============ ===========

Shares Issued:

Shares
 outstanding at
 end of period   11,348,201   11,293,992   6,387,146         0%    78%
                ============ ============ ===========

Book value per
 share (1)      $     18.54  $     18.39  $    16.27         1%    13%
Tangible book
 value per
 share (1)      $      8.13  $      7.91  $    11.16         3%   -29%

Consolidated
 Tier 1
 leverage
 capital ratio         7.24%        7.16%       8.63%        1%   -17%

(1) - Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding




ADDITIONAL
 FINANCIAL
 INFORMATION
( Dollars in                                          Percent Change
 thousands )                Quarters Ended                  from
                  ----------------------------------- ----------------

                  March 31,   December 31,  March 31, December- March-
                      2007        2006         2006       06      06
                  ----------- ------------- --------- --------- ------
LOANS ( including
 loans held for
 sale ):
-----------------
Commercial real
 estate           $  324,277    $  304,546  $198,516         6%    63%
Multifamily real
 estate               37,316        34,048    18,783        10%    99%
Commercial &
 multifamily
 construction (1)     43,883           n/a       n/a       n/a    n/a
One- to four-
 family
 construction (1)     86,051           n/a       n/a       n/a    n/a
Land and land
 development (1)     117,425           n/a       n/a       n/a    n/a
Construction
 loans (1)                 -       278,124   146,548      -100%  -100%
Commercial
 business            307,753       310,130   169,858        -1%    81%
Agricultural
 business
 including
 secured by
 farmland             20,097        16,708    11,805        20%    70%
One- to four-
 family real
 estate              367,631       340,044   250,069         8%    47%
Consumer              35,232        39,102    25,131       -10%    40%
                  ----------- ------------- ---------

   Total loans
    outstanding   $1,339,665    $1,322,702  $820,710         1%    63%
                  =========== ============= =========
(1) Construction loan individual categories not available prior to 3/31/07




NON-PERFORMING       March 31, December 31, March 31, December- March-
 ASSETS:               2007        2006       2006        06      06
-------------------- --------- ------------ --------- --------- ------

Loans on non-accrual
 status               $10,176      $ 8,282   $ 8,549        23%    19%
Loans more than 90
 days delinquent,
 still on accrual       2,594        2,852     1,551        -9%    67%
                     --------- ------------ ---------
Total non-performing
 loans                 12,770       11,134    10,100        15%    26%
Real estate owned (
 REO ) / Repossessed
 assets                 3,073        3,361       767        -9%   301%
                     --------- ------------ ---------

    Total non-
     performing
     assets           $15,843      $14,495   $10,867         9%    46%
                     ========= ============ =========

Total non-performing
 assets / Total
 assets                  0.85%        0.80%     0.98%        6%   -14%




                              Quarters Ended           Percent Change
                     -------------------------------- ----------------
CHANGE IN THE
ALLOWANCE FOR LOAN   March 31, December 31, March 31, December- March-
 LOSSES:               2007        2006       2006        06      06
-------------------- --------- ------------ --------- --------- ------

Balance, beginning
 of period            $16,620      $16,318    $9,945 $       2%    67%
Provision                 524          220        77       138%   581%

Adjustment for
 reserve for
 unfunded
 commitments             (677)        (694)     (247)       -2%   174%
Recoveries of loans
 previously charged
 off                      488          642       487       -24%     0%
Loans charged-off      (1,198)        (560)     (549)      114%   118%
                     --------- ------------ ---------
   Net ( charge-offs
    ) recoveries         (710)          82       (62)     -966%  1045%
                     --------- ------------ ---------

Balance, end of
 period               $15,757      $15,926    $9,713        -1%    62%
                     ========= ============ =========

Net charge-offs /
 Average loans
 outstanding
 (annualized)            0.21%      (0.03%)     0.03%     -953%   597%
Allowance for loan
 losses / Loans held
 for investment          1.20%        1.22%     1.21%       -2%    -1%




DEPOSITS           March 31,   December 31, March 31, December- March-
                       2007        2006        2006       06      06
------------------ ----------- ------------ --------- --------- ------

Non-interest-
 bearing           $  161,908   $  158,856  $105,823         2%    53%
Interest-bearing
 checking             174,014      177,434   109,456        -2%    59%
Regular savings
 accounts              50,938       50,517    48,983         1%     4%
Money market
 accounts             255,051      235,404    81,209         8%   214%
                   ----------- ------------ ---------

 Interest-bearing
  transaction &
  savings accounts    641,911      622,211   345,471         3%    86%

 Interest-bearing
  certificates        823,800      798,720   505,089         3%    63%
                   ----------- ------------ ---------

   Total deposits  $1,465,711   $1,420,931  $850,560         3%    72%
                   ==================================




ADDITIONAL
 FINANCIAL
 INFORMATION
( Dollars in
 thousands )
( Rates / Ratios
 Annualized )
                                                      Percent Change
                            Quarters Ended                  from
                 ------------------------------------ ----------------

OPERATING        March 31,   December 31, March 31,   December- March-
 PERFORMANCE:        2007        2006         2006        06      06
---------------- ----------- ------------ ----------- --------- ------

Average loans    $1,330,199   $1,311,120  $  809,513         1%    64%
Average
 securities and
 deposits           251,093      240,935     176,890         4%    42%
Average non-
 interest-
 earning assets     246,303      245,269     105,470         0%   134%
                 ----------- ------------ -----------

  Total average
   assets        $1,827,595   $1,797,324  $1,091,873         2%    67%
                 =========== ============ ===========

Average
 interest-
 bearing
 deposits        $1,270,650   $1,243,478  $  736,984         2%    72%
Average non-
 interest
 bearing
 deposits           155,990      160,666      99,438        -3%    57%
Average
 borrowings         170,629      168,963     140,478         1%    21%
Average non-
 interest-
 earning
 liabilities         21,148       13,144      10,590        61%   100%
                 ----------- ------------ -----------

  Total average
   liabilities    1,618,417    1,586,251     987,490         2%    64%

Total average
 stockholders'
 equity             209,178      211,073     104,383        -1%   100%
                 ----------- ------------ -----------
                  `
  Total average
   liabilities
   and equity    $1,827,595   $1,797,324  $1,091,873         2%    67%
                 =========== ============ ===========

Interest rate
 yield on loans        8.51%        8.38%       7.63%
Interest rate
 yield on
 securities and
 deposits              5.37%        5.18%       4.95%

  Interest rate
   yield on
   interest-
   earning
   assets              8.01%        7.88%       7.15%
                 ----------- ------------ -----------

Interest rate
 expense on
 deposits              4.08%        3.91%       3.03%
Interest rate
 expense on
 borrowings            5.40%        5.51%       4.45%

  Interest rate
   expense on
   interest-
   bearing
   liabilities         4.24%        4.10%       3.26%
                 ----------- ------------ -----------

Interest rate
 spread                3.77%        3.78%       3.89%
                 =========== ============ ===========

Net interest
 margin                4.15%        4.15%       4.25%
                 =========== ============ ===========


Other operating
 income /
 Average assets        1.10%        1.25%       1.30%

Other operating
 expense /
 Average assets        3.24%        3.58%       3.50%

Efficiency ratio
 ( other
 operating
 expense /
 revenue )            70.21%       75.26%      69.27%

Return on
 average assets        0.83%        0.66%       0.99%

Return on
 tangible assets       0.89%        0.71%       1.02%
Return on
 average equity        7.28%        5.64%      10.40%
Return on
 tangible equity      16.72%       12.83%      15.14%

Average equity /
 Average assets       11.45%       11.74%       9.56%



    CONTACT: FNB United Corp.
             Robert O. Bratton, 336-318-7883